Exhibit 23.6

TBPE REGISTERED ENGINEERING FIRM F-1580 633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in this registration statement on Form S-3ASR of Parsley Energy, Inc., of our reports dated January 16, 2019 and January 28, 2020 with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of Jagged Peak Energy LLC as of December 31, 2018 and December 31, 2019, respectively, and data extracted therefrom. We further consent to the reference to our firm under the heading “Experts” in this registration statement and the related prospectus.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Denver, Colorado

April 22, 2020

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790